Exhibit (c)(4)

Draft Working Materials - Subject to Change STRICTLY CONFIDENTIAL Project Galaxy Board of Directors Discussion Materials June 14th, 2016

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Table of Contents 1. Executive Summary 2 2. Preliminary Saturn Standalone Perspectives 7 3. Preliminary Luna Transaction Overview 14 4. Preliminary Transaction Overview 24 Appendix 31 1

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Draft Working Materials - Subject to Change Section 1 Executive Summary

Draft Working Materials - Subject to Change Process Update Saturn has received two proposals for a potential acquisition of the Company: A cash and stock proposal from Luna JCM, who controls 33% of the vote of Saturn, has expressed strong desire to see a deal announced in short order As a reminder, Luna controls just under 15% of the vote in Saturn Both Luna are working to be in a position to announce a potential transaction as soon as possible Luna is finishing diligence, negotiating the merger agreement, and working hard to get financing commitments in place 3

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Draft Working Materials - Subject to Change Saturn Offer Comparison Saturn @ Market Current Value of Luna Offer Luna @ 3.0% ($mm, unless indicated) @ Market Discount Current Acquiror Stock Price: $21.25 $21.25 Exchange Ratio 0.566x 0.566x 2 Stock Per Share $12.03 $11.67 Cash Per Share $20.00 $20.00 Price / Total Offer Value Per Class A Share ($) $26.01 $32.03 $31.67 Implied Premium to Current Class A Price of $26.01 - 23.1% 21.7% Implied Premium to 30-Day VWAP of $26.74 (2.7%) 19.8% 18.4% Equity Value1 2,687 3,381 3,343 Plus: Net Debt & Other 1,096 1,096 1,096 Enterprise Value 3,783 4,477 4,439 Metric ($mm) Implied Multiples EV / EBITDA (Pre-SBC) CY 2016E EBITDA - Management Case 490 7.7x 9.1x 9.1x CY 2017E EBITDA - Management Case 543 7.0x 8.3x 8.2x CY 2016E EBITDA - Research Case 466 8.1x 9.6x 9.5x CY 2017E EBITDA - Research Case 521 7.3x 8.6x 8.5x EV / EBITDA (Post-SBC) CY 2016E EBITDA - Management Case 460 8.2x 9.7x 9.7x CY 2017E EBITDA - Management Case 511 7.4x 8.8x 8.7x CY 2016E EBITDA - Research Case 435 8.7x 10.3x 10.2x CY 2017E EBITDA - Research Case 490 7.7x 9.1x 9.1x Source: Saturn management projections as of June 2016, public company filings, Wall Street research Note: Prices as of June 13, 2016 1) Includes 93.5mm Series A and 9.9mm Series B shares; for purpose of calculating equity value, 10% premium is applied to Series B shares 2) Discount of non voting to voting shares, please see page 35 for detail 3) JCM has 0.1mm shares of Series A Saturn stock and 6.2mm shares of Series B Saturn stock for a total voting stake of 33.1%, economic stake of 6.1% and a value of $164mm; JCM has 4.4mm 4 shares of Luna common stock for a total voting stake of 2.9%, economic stake of 2.9% and a value of $94mm 4) Luna has 2.1mm shares of Series A Saturn stock and 2.6mm shares of Series B Saturn stock for a total voting stake of 15.0%, economic stake of 4.6% and a value of $122mm

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Comparison of Offers Luna $20.00 per share in cash + 0.566x shares of Luna implies $31.67 per share (based on Luna Monday closing share price of $21.25)1 As part of the transaction, Luna will Price / Value recapitalize its shares into voting and non-voting structure Consideration received by Saturn A shareholders will be in the form of non-voting stock ~ 63% cash / 37% non-voting stock 10% premium and voting stock to Class B B Counter: $22.00 in cash + 0.623x shares of Luna voting stock PF Saturn ownership of 27.1% pre-equity raise and 24.4% post-equity raise Resulting in PF net leverage of ~5.6x pre-equity raise excluding synergies and ~4.9x Consideration including synergies3 Post-equity raise PF net leverage of ~5.3x excluding synergies and ~4.7x including synergies3 Expect to need $500mm of equity financing (terms, timing and structure still need to be worked through ideally we would want a backstopped commitment on the equity) Tax Treatment Taxable to shareholders Financing Expect fully committed financing; but papers Certainty still TBD 4-6 months (US) - TBD whether Canadian Timing to Close restructuring has any implications to timing Note: 1) Assumes 3% discount for non-voting stock 5 2) Based on current prices as of market close on June 13, 2016 3) Leverage excludes production loans; EBITDA excludes startup cost adjustments which would add an additional ~0.4x

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Comparison of Offers (cont.) Luna Key Considerations Timing to complete 3 5 days Statutory approval to create new class of non-voters (66-2/3% of present/voting) Buyer NYSE vote (majority of present/voting) Stockholder MOM vote likely required to create non-Approval voting stock Luna offered expenses for naked no vote/market fee for rec pull Open: Requested RBF if vote fails Statutory stockholder approval (majority of voting power) Saturn MOM vote TBD Stockholder Approval Voting agreement requested from JCM Voting agreement from MHR and Luna requested HSR: Second request possible, but ultimately should go through (may attract interest of FTC) Low risk of business restrictions as Regulatory condition to approval FCC: [Approval for CIC of uplink license but should not present a problem TBD] 6

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Section 2 Preliminary Saturn Standalone Perspectives

Draft Working Materials - Subject to Change Saturn Trading Update Summary Trading Valuation (as of 6/13/2016) Research Analyst Price Targets ($mm, unless indicated) Saturn currently trades at a 15.7% discount to the average Current Share Price @ Market ($)1 $26.01 analyst price target Fully Diluted Shares2 103.4 Equity Value 2,687 Current Class A Target Avg.: Plus: Debt @ 3/31/16 1,131 Price: $26.01 $30.85 Less: Cash @ 3/31/16 (10) Less: Market Value of Equity Investments (25) Deutsche Bank (04/29/16) $47.00 Enterprise Value 3,783 EV / (Management Case) Metric ($mm) Multiple FBN Securities (04/29/16) $35.38 CY 2016E EBITDA (Pre-SBC) 490 7.7x CY 2017E EBITDA (Pre-SBC) 543 7.0x Evercore ISI (06/13/16) $33.00 CY 2016E EBITDA (Post-SBC) 460 8.2x CY 2017E EBITDA (Post-SBC) 511 7.4x Pivotal Research Group LLC $32.00 (04/29/16) Leverage Statistics Net Debt / 2016E EBITDA 2.3x Goldman Sachs (04/29/16) $30.00 Credit Ratings BB / Ba2 Recent Stock Price Performance Macquarie (05/02/16) $28.00 Period Saturn Luna S&P 500 220 % of 52-Week High 56.0% 51.7% 97.7% 1-Month (5.3%) 4.6% ( 0.7% 200 Drexel Hamilton LLC (04/29/16) $27.50 6-Month (21.0%) (36.5%) 2.8% 180 1-Year (37.2%) (41.7%) ( (1.4%) 2-year (9.0%) (21.0%) ( 7.4% 160 Morgan Stanley (04/29/16) $27.00 140 120 7.4% 100 (9.0%) FBR Capital Markets (04/29/16) $26.00 ( 80 ( 60 CM Research (03/14/16) $22.57 6/13/2014 12/13/2014 6/13/2015 12/13/2015 6/13/2016 Saturn Luna S&P 500 Source: Saturn management ons as of June 2016, Public company filings, Wall Street research, FactSet $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Notes: 1) Based on A and B shares, blended based on proportion of shares outstanding in each class 8 2) Based on fully diluted shares using treasury stock method; consists of 98.4mm basic shares outstanding, 10.8mm in-the-money options (at WAEP of $18.95), and 1.0mm RSUs

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Saturn Projected Financials1 Fiscal Year Ended December 31, '15A-'20E ($mm) 2015A 2016E 2017E 2018E 2019E 2020E CAGR Management Case (as of June 2016) 1,700 1,700 1,789 1,868 1,930 1,995 3.3% % Growth - 0.0% 5.2% 4.4% 3.3% 3.4% Sensitivity Case 1,700 1,660 1,749 1,828 1,890 1,955 2.8% Revenue % Growth - (2.3%) 5.3% 4.5% 3.4% 3.4% Research Case2 1,700 1,694 1,707 1,723 1,739 1,755 0.6% % Growth - (0.4%) 0.8% 0.9% 0.9% 0.9% Management Case (as of June 2016) 462 490 543 612 633 654 7.2% % Growth - 6.2% 10.7% 12.9% 3.3% 3.4% % Margin 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% Sensitivity Case 462 450 503 572 593 614 5.9% EBITDA % Growth - (2.4%) 11.6% 13.9% 3.6% 3.6% % Margin 27.1% 27.1% 28.7% 31.3% 31.4% 31.4% Research Case2 462 466 521 558 563 568 4.2% % Growth - 0.8% 12.0% 7.0% 0.9% 0.9% % Margin 27.2% 27.5% 30.5% 32.4% 32.4% 32.4% Source: Saturn management projections, Wall Street research 9 1) EBITDA shown pre stock based compensation 2) Research case represents research projections through 2018E and extrapolation thereafter (revenue growth and EBITDA margin held constant post 2018E)

Draft Working Materials Draft Working Materials Draft Working Materials Draft Working Materials - Subject to Change Selected Publicly Traded Companies Company Closing Price 6/13/2016 % of 52-Week High Market Cap ($mm) Enterprise Value ($mm) EV / EBITDA1 2016E 2017E '16E-'18E CAGR Revenue EBITDA Walt Disney $97.57 79.9% 160,709 180,306 10.0x 9.6x 5.1% 4.8% Time Warner Inc. $73.13 80.1% 58,932 78,160 9.2x 8.6x 5.5% 7.1% Fox $28.91 83.3% 55,168 59,372 8.2x 7.5x 5.6% 8.4% Viacom $41.24 60.2% 16,679 28,120 7.3x 7.1x 2.6% 3.0% Discovery Communications $25.97 74.3% 15,939 23,048 9.3x 8.9x 5.9% 5.4% Scripps Networks $62.89 91.9% 8,154 11,922 8.3x 8.0x 4.3% 3.5% AMC Networks $60.05 68.9% 4,470 6,821 7.6x 7.2x 5.6% 3.1% Mean 8.6x 8.2x Median 8.5x 8.3x Saturn @ Market Management Case2 $26.01 55.8% 2,687 3,783 7.7x 7.0x 4.8% 11.8% Sensitivity Case 8.4x 7.5x 4.9% 12.7% Research Case 8.1x 7.3x 0.9% 9.5% Saturn @ Offers Based on Management Case2 Luna Offer @ 3.0% Discount $31.67 68.0% 3,343 4,439 9.1x 8.2x Offer at Fixed Ex. Ratio 9.0x 8.1x Offer at Fixed Price 9.4x 8.5x Source: Public company filings, Wall Street research Notes: 1) EBITDA shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based shown pre stock based compensationcompensationcompensation compensation compensationcompensation compensationcompensation 2) Based on Saturn management plan as of June 2016

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Saturn Discounted Cash Flow Analysis Based on Management Case1,2 Based on Saturn management plan as of June 2016 Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 363 543 612 633 654 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 323 488 557 574 593 Less: Taxes @ 35% (113) (171) (195) (201) (208) After-Tax EBIT 210 317 362 373 386 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 223 333 323 321 328 Present Value of Cash Flows 1,244 DCF Equity Value Per Share Present Value of Terminal Value 3,223 Present Value of Enterprise 4,467 LTM Terminal EBITDA Multiple Less: Net Debt & Other (1,096) WACC 7.00x 7.25x 7.50x 7.75x 8.00x Present Value of Equity 3,371 8.75% $30.99 $31.98 $32.98 $33.97 $34.95 Shares 104.6 9.00% 30.63 31.61 32.60 33.58 34.55 Price Per Share $32.22 9.25% 30.27 31.24 32.22 33.19 34.15 9.50% 29.92 30.88 31.85 32.81 33.77 9.75% 29.57 30.52 31.48 32.43 33.38 Source: Historical and projected financial information per Saturn management Notes: 11 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,121mm), equity in affiliates of $25mm 2) Based on Saturn management plan as of June 2016

Draft Working Materials - Subject to Change Saturn Discounted Cash Flow Analysis – Based on Sensitivity Case(1,2) Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 363 503 572 593 614 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 323 448 517 534 553 Less: Taxes @ 35% (113) (157) (181) (187) (194) After-Tax EBIT 210 291 336 347 360 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 223 307 297 295 302 Present Value of Cash Flows 1,162 Present Value of Terminal Value 3,026 Present Value of Enterprise 4,188 Less: Net Debt & Other (1,096) Present Value of Equity 3,092 Shares 104.1 Price Per Share $29.69 DCF Equity Value Per Share LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x 8.75% $28.53 $29.46 $30.40 $31.34 $32.27 9.00% 28.19 29.11 30.04 30.97 31.89 9.25% 27.85 28.77 29.69 30.60 31.52 9.50% 27.52 28.43 29.34 30.24 31.15 9.75% 27.20 28.09 28.99 29.89 30.78 Source: Historical and projected financial information per Saturn management Notes: 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,121mm), equity in affiliates of $25mm 2) Sensitivity Case assumes $40mm reduction in revenue flowing through EBITDA

Draft Working Materials - Subject to Change Saturn Discounted Cash Flow Analysis – Based on Research Case(1,2) Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 349 521 558 563 568 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 309 466 502 504 507 Less: Taxes @ 35% (108) (163) (176) (176) (178) After-Tax EBIT 201 303 326 328 330 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 214 319 287 275 272 Present Value of Cash Flows 1,121 Present Value of Terminal Value 2,800 Present Value of Enterprise 3,921 Less: Net Debt & Other (1,096) Present Value of Equity 2,825 Shares 103.6 Price Per Share $27.26 DCF Equity Value Per Share LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x 8.75% $26.18 $27.06 $27.92 $28.79 $29.66 9.00% 25.87 26.73 27.59 28.45 29.30 9.25% 25.55 26.41 27.26 28.11 28.96 9.50% 25.24 26.09 26.93 27.78 28.61 9.75% 24.94 25.77 26.61 27.45 28.28 Source: Historical and projected financial information per Saturn management Notes: 13 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,121mm), equity in affiliates of $25mm 2) Research case represents research revenue and EBITDA projections through 2018E and extrapolation thereafter; FCF items based on Saturn management plan

Draft Working Materials - Subject to Change Section 3 Preliminary Luna Transaction Overview

Draft Working Materials - Subject to Change

Overview of Luna Proposal

Luna Proposal

- Class A consideration:
  - $20.00 in cash per share
  - 0.566x shares of newly created Luna non-voting common stock
- Class B consideration:
  - 10% premium relative to Saturn Class A for each component of the offer
    - $22.00 in cash per share
    - 0.623x shares of newly created Luna non-voting common stock
- ~63% cash consideration and ~37% stock consideration

Value of Offer @ 3.0% Discount

	Class A	Class B
Cash	$20.00	$22.00
Stock	$11.67	$12.83
Total	**$31.67**	**$34.83**

Pro Forma Ownership

	Class A	Class B
Luna Offer Exchange Ratio	**0.566x**	**0.623x**
Saturn Shares Today	94.7	9.9
Luna Shares in Saturn	2.1	2.6
Saturn Shares Acquired	**92.6**	**7.3**
New Luna Shares Issued to Saturn Shareholders	**52.4**	**4.5**

Excl. Equity Raise	Shares (mm)	Ownership (%)
Current Fully Diluted Luna Shares Oustanding	153	72.9%
New Shares Issued to Saturn	**57**	**27.1%**
Pro Forma Shares Oustanding	**210**	**100.0%**

Incl. $500mm Equity Raise[1]	Shares (mm)	Ownership (%)
Current Fully Diluted Luna Shares Oustanding	153	65.5%
New Shares Issued to Saturn	**57**	**24.4%**
New Shares Issued in Equity Raise based on Luna Current Price of $21.25	24	10.1%
Pro Forma Shares Oustanding	**233**	**100.0%**

Pro Forma Luna Leverage

Luna Current Net Debt @ 3/31/2016[2]	788
Saturn Current Net Debt @ 3/31/2016	1,121
Cash Consideration Paid to Saturn	2,012
Transaction Costs (preliminary and subject to change)	125
Pro Forma Net Debt	**4,047**
Less: Cash Proceeds from Equity Raise	(500)
Implied Pro Forma Net Debt	**3,547**
Luna CY 2016E EBITDA (incl. equity income)[3]	229
Saturn CY 2016E EBITDA	490
Pro Forma CY 2016E EBITDA	**719**
Implied Pro Forma Net Leverage (Pre-Equity Raise & Excluding Synergies)	**5.6x**
Implied Pro Forma Net Leverage (Post-Equity Raise & Excluding Synergies)	**4.9x**
Implied Pro Forma Net Leverage (Pre-Equity Raise & Including $40mm of Synergies)	**5.3x**
Implied Pro Forma Net Leverage (Post-Equity Raise & Including $40mm of Synergies)	**4.7x**

Source: Based on Saturn management projections as of June 2016, company filings
Note:
1) Assumes equity raised at current Luna price of $21.25
2) Excludes production loans
3) Adjusting Luna EBITDA for startup costs, leverage excluding synergies would be 6.1x pre-equity raise and 5.3x post-equity raise; leverage including synergies would be 5.7x pre-equity raise and 5.0x post-equity raise

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Draft Working Materials - Subject to Change Preliminary Transaction Financing Structure Luna will require ~$4bn of new capital commitment to finance the proposed transaction Overview of Current Capital Structure Luna(1) Estimated Amount Breakage Tranche ($mm) Maturity Coupon Price Refi? Costs Senior Notes 225 Aug-18 5.25% 102.75 Yes 11 Term Loan 400 Mar-22 L+400 Yes 8 Revolver 161 Sep-17 L+250 Yes -Converts 60 Apr-18 1.25% 98.50 No - Total 846 19 Saturn Estimated Amount Breakage Tranche ($mm) Maturity Coupon Price Refi? Costs Term Loan 391 Apr-20 L+150-225 Yes -Senior Notes 677 Sep-19 5.00% 101.95 Yes 7 Cap Leases 63 No - Total 1,131 7 Sources & Uses Sources Sources $mm New 6-Year Bank Debt @ L+[300] 2,605 New 8-Year Notes @ [7.00%] 850 New Equity(2) 500 Luna Equity Issues to Saturn Shareholders 1,210 Total 5,165 Uses Uses $mm Saturn Equity Purchased With Cash 2,012 Saturn Equity Purchased With Stock 1,174 Luna Senior Notes 225 Luna Term Loan 400 Luna Revolver 161 Saturn Term Loan 391 Saturn Senior Notes 677 Transaction Costs 125 Total 5,165 Source: Bloomberg Note: 1) Excludes production loans 2) Assumes equity raised at current Luna price of $21.25 16

Draft Working Materials - Subject to Change

Luna Snapshot

Summary Trading Valuation (as of 6/13/2016)

($mm, unless indicated)

Share Price @ Market ($)	**$21.25**
Equity Value	3,250
Plus: Net Debt @ 3/31/16[2]	788
Plus: Minority Interests @ 3/31/16	91
Less: Equity Investments @ 3/31/16[3]	(634)
Gross Enterprise Value	**3,495**
Less: Value of Tax Attributes[4]	(769)
Adj. Enterprise Value	**2,726**

EV /	Metric ($mm)	Gross Multiple	Adjusted Multiple
FY 2016A EBITDA (Pre-SBC)	118	29.6x	23.1x
FY 2017E EBITDA (Pre-SBC)	192	18.2x	14.2x
FY 2016A EBITDA (Post-SBC)	40	86.9x	67.8x
FY 2017E EBITDA (Post-SBC)	106	33.0x	25.7x

Leverage[5]	
Net Debt / FY 2017E EBITDA	3.1x
Net Debt / FY 2017E EBITDA (Adjusted for Startup Costs)	4.8x
Credit Ratings	BB- / Ba3

FY 2016A Revenue Breakdown ($mm)


FY 2016A Revenue by Segment
$670, 29%
$1,678, 71%
Motion Pictures
Television Production
FY 2016A Revenue by Geography
$797, 34%
$1,550, 66%
United States
Other

Top 10 Shareholders in Luna

Holder Name	Shares	Mkt Value ($mm)	% OS
MHR	30.2	643	19.8%
Capital Research & Manag. Co. (World Investors)	8.8	188	5.8%
Fidelity	8.5	180	5.5%
Capital Research & Manag. Co. (Global Investors)	7.8	167	5.1%
The Vanguard Group	7.4	158	4.8%
Naya Capital Management UK Ltd.	5.4	116	3.6%
Discovery Communications	5.0	106	3.3%
Liberty Global	5.0	106	3.3%
Kornitzer	4.6	98	3.0%
JCM	4.4	94	2.9%
Top 10 Holders	**87.2**	**1,856**	**57.0%**

FY 2016A Contribution Breakdown ($mm)


$104, 36%
$184, 64%
Motion Pictures
Television Production

Source: Public company filings, Wall Street research

Notes:

1) Based on fully diluted shares outstanding using treasury stock method; convertible debt treated on an as-if converted basis with appropriate dilutive impact to shares outstanding for in the money converts; based on 147.2mm basic shares outstanding, 16.0mm in-the-money options outstanding (at WAEP of $23.83) and 1.6mm RSUs

2) Net debt excludes the value of production loans

3) Equity in affiliates assumes Epix valued at 10.0x multiple based on assumed 2016E EBITDA of $104mm, implying a $322mm value for Luna's 31% stake; assumes TVGN valued at cost of $125mm; Defy Media / Celestial Tiger stakes valued at $65mm; Saturn stake based on market prices

4) Includes net present value of difference between Luna actual tax rate given Canadian incorporation vs. peer normalized tax rate, incorporating value of existing NOLs

5) Includes equity income for leverage purposes

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Draft Working Materials - Subject to Change Luna LTM Stock Price Performance Stock Performance (as of 6/13/2016) Period Luna S&P 500 % of 52-Week High 51.7% 97.7% $55.00 1-Month 4.6% 0.7% 3-Month (10.8%) 2.9% November 10, 2015, August 7, 2015, Luna Liberty Global and 6-Month (36.5%) 2.8% reports better than Discovery each acquire expected results amid 1-Year (41.7%) (1.4%) a 3.4% stake in Luna & November 23, 2015, weak cable network Luna misses revenue Mockingjay Part 2 earnings environment February 4 & 5, 2016, and EBITDA earnings opens to $101mm, – Stock up 6.4% to Luna announces that it is May 26, 2016, $45.00 $57mm less than – Stock up 2.2% to $37.61 in merger discussions Luna announces $39.83 Catching Fire –Stock down 0.2% to with Saturn / Luna misses Stronger than $35.00 EBITDA estimates by 50% expected earnings – Stock down 27.2% to – Stock up 7.6% to $18.53 $21.26 $35.00 (1.4%) $25.00 (41.7%) $15.00 6/13/2015 8/13/2015 10/13/2015 12/13/2015 2/13/2016 4/13/2016 6/13/2016 Luna S&P 500 Source: FactSet 18 Note: S&P 500 indexed to Luna share price

Draft Working Materials - Subject to Change Luna Research Analyst Price Targets Luna currently trades at a 26.1% discount to the average analyst price target Current: $21.25 Target Avg.: $28.75 Topeka (05/27/16) $40.00 Argus Research Corp (06/06/16) $34.00 Bernstein (06/03/16) $34.00 Evercore ISI (06/12/16) $32.00 Wunderlich Securities (05/27/16) $32.00 Piper Jaffray (06/07/16) $30.00 B Riley & Co (06/13/16) $30.00 Jefferies (05/27/16) $29.00 CM Research (03/14/16) $28.67 Barrington Research (06/06/16) $27.00 Pacific Crest Securities (06/07/16) $27.00 Macquarie (05/30/16) $27.00 J.P. Morgan (05/26/16) $26.00 Goldman Sachs (05/27/16) $24.00 FBR Capital Markets (06/05/16) $23.00 RBC Capital Markets (06/13/16) $23.00 Cowen (06/13/16) $22.00 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 19 Source: Wall Street research Buy Rating Hold Rating Sell Rating

Draft Working Materials - Subject to Change Luna Financial Projections – Per Luna Fiscal Year Ended March 31, CAGR ($mm) 2016A 2017E 2018E 2019E '16A-'19E Motion Pictures 1,678 1,874 1,913 2,404 12.7% % Growth - 11.7% 2.1% 25.7% Television 670 979 1,094 1,188 21.1% % Growth - 46.1% 11.8% 8.6% Revenue 2,347 2,853 3,007 3,592 15.2% % Growth - 21.5% 5.4% 19.5% Gross Contribution Motion Pictures 184 267 279 361 25.1% % Margin 11.0% 14.2% 14.6% 15.0% Television 104 116 135 170 17.7% % Margin 15.5% 11.8% 12.3% 14.3% Total Gross Contribution 288 383 414 531 22.6% % Margin 12.3% 13.4% 13.8% 14.8% EBITDA (incl. equity gains) 162 251 264 348 17.8% % Growth - 54.5% 5.1% 32.1% % Margin 6.9% 8.8% 8.8% 9.7% EBITDA (excl. equity gains) 111 192 220 301 25.2% % Growth - 73.0% 14.7% 36.7% % Margin 4.7% 6.7% 7.3% 8.4% Unlevered Free Cash Flow 126 155 172 202 14.1% % Growth - 23.2% 11.3% 17.1% Levered Free Cash Flow 70 93 115 152 27.7% % Growth - 32.5% 22.9% 32.6% 20 Note: Per Luna management

Draft Working Materials - Subject to Change Luna EBITDA Bridge ($mm) 251 26 33 192 86 2017 106 65 41 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Startup Costs EBITDA Post-SBC reported by Luna & Startup Costs 264 23 20 220 85 2018 136 46 90 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Startup Costs EBITDA Post-SBC reported by Luna & Startup Costs 348 47 301 49 0 252 9 243 2019 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Startup Costs EBITDA Post-SBC reported by Luna & Startup Costs Source: Luna management Note: FY2017 EBITDA does not adjust for $20mm of non-cash Pilgrim and $65mm of start-up costs to the extent diligence shows to be non-recurring 21 1) EBITDA Pre-SBC includes income from Epix, POP Network, and various other minority equity investment gains and losses 2) Start-up costs of $64.9mm in 2017E, $45.7mm in 2018E and $8.7mm in 2019E

Draft Working Materials - Subject to Change Value of Luna Offer – Sensitivity on Luna Stock Price Luna Stock Price $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.25 $22.00 $23.00 $24.00 $25.00 % Premium / (Discount) to Current Price: (29.4%) (24.7%) (20.0%) (15.3%) (10.6%) (5.9%) 0.0% 3.5% 8.2% 12.9% 17.6% Exchange Ratio 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x 0.566x Value of Stock Portion Per Share (post 3% discount) $8.24 $8.78 $9.33 $9.88 $10.43 $10.98 $11.67 $12.08 $12.63 $13.18 $13.73 Value of Cash Portion Per Share $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 Value of Offer Pre-Synergies $28.24 $28.78 $29.33 $29.88 $30.43 $30.98 $31.67 $32.08 $32.63 $33.18 $33.73 PV of Cost Synergies ($mm)(1) 295 295 295 295 295 295 295 295 295 295 295 PV of Tax Synergies ($mm)(1) 586 586 586 586 586 586 586 586 586 586 586 PV of Synergies ($mm)(1) 881 881 881 881 881 881 881 881 881 881 881 Saturn PF Ownership (incl. Equity Raise) (2) 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% 24.4% PV of Synergies to Saturn Shareholders ($mm) 215 215 215 215 215 215 215 215 215 215 215 Saturn Shares Outstanding @ Offer (mm)(3) 100 100 100 100 100 100 100 100 100 100 100 Synergies per Saturn Share $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 $2.15 Value of Offer (Incl. Synergies) $30.39 $30.94 $31.49 $32.03 $32.58 $33.13 $33.82 $34.23 $34.78 $35.33 $35.88 % Premium to Current Class A Saturn Price: 16.8% 18.9% 21.0% 23.2% 25.3% 27.4% 30.0% 31.6% 33.7% 35.8% 37.9% % Premium to Saturn Midpoint DCF Value Per Share: Saturn Management Case DCF (5.7%) (4.0%) (2.3%) (0.6%) 1.1% 2.8% 5.0% 6.2% 7.9% 9.6% 11.4% Saturn Sensitivity Case DCF 2.4% 4.2% 6.1% 7.9% 9.8% 11.6% 13.9% 15.3% 17.2% 19.0% 20.9% Saturn Research Case DCF 11.5% 13.5% 15.5% 17.5% 19.5% 21.5% 24.1% 25.6% 27.6% 29.6% 31.6% Note: 1) Synergies are preliminary and subject to diligence; assumes $40mm in run rate cost synergies phased in 50% in 2017 and 100% in 2018 and beyond, net of $30mm 22 of integration costs; ~$57mm in annual tax savings 2) Assumes equity raised at current Luna price of $21.25 3) Excludes Saturn shares held by Luna

Draft Working Materials - Subject to Change Preliminary Liquidity Analysis – Subject to Further Diligence Calendar YE Dec. 31, ($mm, unless indicated) 2016 2017 2018 Saturn EBITDA 490 543 612 Luna EBITDA 229 260 327 EBITDA Synergies - 20 40 Total EBITDA 719 823 979 Less: Capex (37) (27) (20) Less: Investment in Film and TV, Net of Amort. (120) 75 (13) Less: Working Capital 70 (68) (97) Less: Other Adjustments (76) (80) (67) Unlevered Pre-Tax FCF 556 723 782 Less: Pro Forma Interest (170) (170) (170) Less: Pro Forma Taxes - - - Free Cash Flow 386 553 612 Less: Dividend (82) (86) (90) Post-Dividend Cash Flow 304 467 522 Ending Net Debt 3,507 3,039 2,517 Ending Net Leverage 4.9x 3.7x 2.6x Source / Preliminary Assumption Per Saturn management As reported by Luna management Subject to further diligence Per Luna and Saturn management plans Per Luna and Saturn management plans Per Luna and Saturn management plans Includes adjustments for acquisition related charges, restructuring, EMEs, start-up costs and gain on investments Based on preliminary financing structure as described on page 16 Assumes pro forma company pays no taxes through 2018 (subject to further diligence) Assumes same dividend per share issued to all pro forma shareholders 23

Draft Working Materials - Subject to Change Section 4 Preliminary Transaction Overview

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Illustrative Transaction Summary 25

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Snapshot 26

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Research Analyst Price Targets 27 Source: Wall Street research Buy Rating Hold Rating Sell Rating

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Financial Projections 28 Source: Public company filings, Wall Street research

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Discounted Cash Flow Analysis(1) Fiscal Year Ended December 31, ($mm) 2016E 2017E 2018E 2019E 2020E EBITDA (Before SBC) Less: Stock Based Compensation Less: Depreciation & Amortization EBIT Less: Taxes @ 35% After-Tax EBIT Plus: D&A Less: Capex Less: (Increase) / Decrease in Working Capital Unlevered Free Cash Flows Present Value of Cash Flows DCF Equity Value Per Share Present Value of Terminal Value Present Value of Enterprise LTM Terminal EBITDA Multiple Less: Net Debt & Other WACC Present Value of Equity Shares Price Per Share Source: Wall Street research Notes: 29

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Value of Fixed Exchange Ratio Offer – Sensitivity on Stock Price 30 Note:

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change Appendix Additional Reference Materials

Draft Working Materials - Subject to Change Side-by-Side Trading Analysis Saturn (3) Luna (4) ($mm, unless indicated) Class A Price ($)(1) $26.01 Fully Diluted Class A Shares 93.5 Class B Price ($)(1) $25.94 Fully Diluted Class B Shares 9.9 Blended Price ($) $26.00 $21.25 Fully Diluted Shares 103.4 153.0 Equity Value 2,687 3,250 Plus: Net Debt & Other(1) 1,096 245 Enterprise Value 3,783 3,495 Less: Value of Tax Attributes(2) - (769) Adj. Enterprise Value 3,783 2,726 Metric Metric Gross Adjusted ($mm) Mult ($mm) Mult Mult EV / CY 2016E EBITDA - Management Case(5) 490 7.7x 174 20.1x 15.7x CY 2017E EBITDA - Management Case(5) 543 7.0x 213 16.4x 12.8x CY 2016E EBITDA - Research Case(5) 466 8.1x CY 2017E EBITDA - Research Case(5) 521 7.3x Leverage Net Debt / 2016E EBITDA(6) 2.3x 3.3x '16E – '18E CAGRs Revenue 4.8% 12.4% EBITDA 11.8% 27.2% Analyst Price Targets High $35.38 $40.00 Average $30.85 $28.75 Premium to Current Price 15.7% 26.1% Low $22.57 $22.00 Source: Saturn management projections as of June 2016, public company filings, Wall Street research Note: prices as of June 13, 2016 1) For Luna, equity in affiliates assumes Epix valued at 10.0x multiple based on assumed 2016E EBITDA of $104mm, implying a $322mm value for Luna’s 31% stake; assumes TVGN valued at cost of $125mm; Defy Media / Celestial Tiger stakes valued at $65mm; Saturn stake based on market prices 2) Includes net present value of difference between Luna actual tax rate given Canadian incorporation vs. peer normalized tax rate, incorporating value of existing NOLs 3) JCM has 0.1mm shares of Class A Saturn stock and 6.2mm shares of Class B Saturn stock for a total voting stake of 33.1%, economic stake of 6.1% and a value of $164mm; JCM has 4.4mm shares of Luna common stock for a total voting stake of 2.9%, economic stake of 2.9% and a value of $94mm 4) Luna has 2.1mm shares of Class A Saturn stock and 2.6mm shares of Class B Saturn stock for a total voting stake of 15.0%, economic stake of 4.6% and a value of $122mm 32 5) EBITDA shown pre stock based compensation 6) For Luna leverage purposes, EBITDA includes equity income from affiliates

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials - Subject to Change FY 2017E Plan Comparison March 2016 Plan June 2016 Plan Difference (New - Old) ($mm) ($ Value) (% Value) Revenue Motion Pictures 1,938 1,874 (64) (3.3%) % Growth - - Television 1,016 979 (37) (3.7%) % Growth - - Total Revenue 2,954 2,853 (101) (3.4%) % Growth - - Gross Contribution Motion Pictures 298 267 (31) (10.4%) % Margin 15.4% 14.2% Television 128 116 (12) (9.6%) % Margin 12.6% 11.8% Total Gross Contribution 426 383 (43) (10.2%) % Margin 14.4% 13.4% % Growth - - EBITDA Reported by Luna (incl. equity gains) 302 251 (51) (17.0%) % Margin 10.2% 8.8% % Growth - - Source: Luna management 33 Note: 1) Other revenue and cost items not shown

Draft Working Materials - Subject to Change Discounted Cash Flow Analysis of Luna Synergies(1) Fiscal Year Ended December 31, ($mm) 2017E 2018E 2019E 2020E Synergies 20 40 40 40 % Growth nm 100.0% 0.0% 0.0% Less: Integration Costs (10) (20) 0 0 EBIT (post-integration costs) 10 20 40 40 Less: Taxes @ 20.0% (2) (4) (8) (8) After-Tax EBIT 8 16 32 32 Tax Synergies 57 57 57 57 Total FCF from Synergies 65 73 89 89 % Growth nm 12.3% 21.9% 0.0% Discounted Free Cash Flows 58 59 66 60 NPV of Terminal Value 637 Total Synergy DCF Value 881 Saturn Value Per Share of DCF Synergies Annual Run-Rate Cost Synergies WACC 30 35 40 45 50 9.00% $2.09 $2.18 $2.28 $2.37 $2.47 9.25% 2.03 2.12 2.21 2.31 2.40 9.50% 1.97 2.06 2.15 2.24 2.33 9.75% 1.92 2.01 2.09 2.18 2.27 10.00% 1.87 1.95 2.04 2.12 2.21 Sensitivity of DCF Synergy Value Annual Run-Rate Cost Synergies WACC 30 35 40 45 50 9.00% 854 894 933 972 1,011 9.25% 830 868 906 944 982 9.50% 807 844 881 918 955 9.75% 786 821 857 893 929 10.00% 765 800 834 869 904 Source: Synergies per Saturn and Luna management 34 1) Assumes mid-year convention, discounted back to 3/31/16; assumes 9.50% WACC and 0.0% PGR

Draft Working Materials - Subject to Change Analysis of Premiums For Voting vs. Non-Voting Shares Company Structure Current 6 Month Avg 1 Year Avg 3 Year Avg 5 Year Avg Alphabet No Vote / Low Vote (1.8%) (2.5%) (3.2%) na na CBS No Vote / Low Vote (6.5%) (7.9%) (7.7%) (3.2%) (2.5%) Discovery Communications No Vote / Low Vote (3.4%) (3.3%) (4.7%) (6.2%) (7.6%) Liberty Braves No Vote / Low Vote (2.6%) na na na na Liberty Global No Vote / Low Vote (2.2%) (2.9%) (4.5%) (5.5%) (6.4%) Liberty Interactive Low Vote / High Vote (0.2%) (0.1%) (0.1%) 0.6% 1.4% Liberty Media No Vote / Low Vote (1.7%) (2.3%) (2.3%) (2.3%) (2.3%) Liberty Sirius No Vote / Low Vote (1.2%) na na na na Meredith Corporation Low Vote / High Vote (6.8%) (6.1%) (6.4%) (3.4%) (3.1%) Twenty-First Century Fox, Inc. No Vote / Low Vote (0.6%) (0.5%) (0.3%) 1.4% 0.5% Viacom No Vote / Low Vote (10.4%) (7.8%) (4.7%) (1.3%) (3.5%) Mean (3.4%) (3.7%) (3.8%) (2.5%) (2.9%) Median (2.2%) (2.9%) (4.5%) (2.7%) (2.8%) High (0.2%) (0.1%) (0.1%) 1.4% 1.4% Low (10.4%) (7.9%) (7.7%) (6.2%) (7.6%) 35 Source: FactSet

Draft Working Materials - Subject to Change

Luna Production Slate Update

Film[1]

Title	Release Date	Total Gross ($mm)
Power Rangers	March '17	-
Boo! A Madea Halloween	October '16	-
Deepwater Horizon	September '16	-
The Wild Life	September '16	-
Out Kind of Traitor	July '16	-
Now You See Me 2	June '16	$45.8
The Divergent Series: Allegiant	March '16	$177
Gods of Egypt	February '16	$142
The Hunger Games: Mockingjay Part 2	November '15	$653
The Divergent Series: Insurgent	March '15	$297
The Hunger Games: Mockingjay Part 1	November '14	$755
Divergent	March '14	$289
Now You See Me	May '13	$352
The Hunger Games: Catching Fire	November '13	$865
The Hunger Games	March '12	$694

Television

Title	Seasons	Comment
Mad Men	7	Finished FY15
Nurse Jackie	7	Finished FY15
Orange Is The New Black	3	Breakout hit, renewed for S4. Probably another 3 – 4 seasons to come
Nashville	3	Renewed for S4 (Sep-15). Decline in average rating (S3: 1.34 vs. S2: 1.5). S2 ratings also declined over its run
Manhattan	1	Renewed for S2 with good reviews. WGN series i.e. less premium
The Royals	1	Renewed for S2. E! network series i.e. less premium
Anger Management	2	Cancelled. 100 episodes aired
Houdini	1	Mini-series, not repeating
Ascension	1	Mini-series, not repeating

- Appears to be weakening TV production slate, although we note we have not seen development slate
- Loss of AMC (Mad Men) and Showtime (Nurse Jackie) titles, which have been replaced by less premium basic cable series and miniseries
- Mad Men and Nurse Jackie still expected to provide ongoing library value to Luna at a strong margin

LionTree

Source: Company filings, Box Office Mojo
Note:
1) Includes domestic and international box office sales through Sunday June 12, 2016

36

Draft Working Materials - Subject to Change

Luna Detailed Financial Projections (Fiscal Year)

	Fiscal Year Ended March 31,							CAGR	CAGR
($mm)	2013A	2014A	2015A	2016A	2017E	2018E	2019E	'13A-'16A	'17E-'19E
Motion Pictures	2,329	2,183	1,820	1,678	1,874	1,913	2,404		
% Growth	-	*(6.3%)*	*(16.6%)*	*(7.8%)*	*11.7%*	*2.1%*	*25.7%*		
Television Productions	379	447	580	670	979	1,094	1,188		
% Growth	-	*18.0%*	*29.5%*	*15.6%*	*46.1%*	*11.8%*	*8.6%*		
Revenue	2,708	2,630	2,400	2,347	2,853	3,007	3,592	(4.7%)	12.2%
% Growth	-	*(2.9%)*	*(8.8%)*	*(2.2%)*	*21.5%*	*5.4%*	*19.5%*		
Direct Operating Expenses									
Motion Pictures	(1,078)	(981)	(828)	(874)	(911)	(884)	(1,103)		
% of Segment Revenue	*46.3%*	*44.9%*	*45.5%*	*52.1%*	*48.6%*	*46.2%*	*45.9%*		
Television	(313)	(388)	(488)	(532)	(837)	(929)	(990)		
% of Segment Revenue	*82.5%*	*86.8%*	*84.2%*	*79.4%*	*85.6%*	*84.9%*	*83.3%*		
Direct Operating Expenses	(1,391)	(1,369)	(1,316)	(1,407)	(1,749)	(1,813)	(2,093)		
% of Revenue	*51.3%*	*52.1%*	*54.8%*	*59.9%*	*61.3%*	*60.3%*	*58.3%*		
Distribution and Marketing									
Motion Pictures	(788)	(710)	(543)	(619)	(680)	(697)	(825)		
% of Segment Revenue	*33.8%*	*32.5%*	*29.8%*	*36.9%*	*36.3%*	*36.5%*	*34.3%*		
Television	(30)	(30)	(36)	(39)	(30)	(35)	(35)		
% of Segment Revenue	*8.0%*	*6.6%*	*6.2%*	*5.9%*	*3.0%*	*3.2%*	*2.9%*		
Distribution and Marketing	(818)	(740)	(579)	(658)	(710)	(733)	(860)		
% of Revenue	*30.2%*	*28.1%*	*24.1%*	*28.0%*	*24.9%*	*24.4%*	*23.9%*		
Gross Contribution									
Motion Pictures	464	492	450	184	267	279	361		
% Margin	*19.9%*	*22.5%*	*24.7%*	*11.0%*	*14.2%*	*14.6%*	*15.0%*		
Television	36	30	55	104	116	135	170		
% Margin	*9.4%*	*6.6%*	*9.5%*	*15.5%*	*11.8%*	*12.3%*	*14.3%*		
Total Gross Contribution	500	521	505	288	383	414	531		
% Margin	*18.4%*	*19.8%*	*21.0%*	*12.3%*	*13.4%*	*13.8%*	*14.8%*		
General and Administrative	(216)	(247)	(254)	(256)	(277)	(279)	(279)		
Plus: SBC	48	72	82	79	86	85	49		
Other Add Backs	-	-	53	51	59	43	47		
EBITDA (incl. equity gains)	332	346	385	162	251	264	348	(21.2%)	17.8%
% Growth	-	*4.4%*	*11.2%*	*(57.8%)*	*54.5%*	*5.1%*	*32.1%*		
% Margin	*12.2%*	*13.2%*	*16.0%*	*6.9%*	*8.8%*	*8.8%*	*9.7%*		
EBITDA (excl. equity gains)	335	321	332	111	192	220	301	(30.8%)	25.2%
% Growth	-	*(4.0%)*	*3.4%*	*(66.6%)*	*73.0%*	*14.7%*	*36.7%*		
% Margin	*12.4%*	*12.2%*	*13.9%*	*4.7%*	*6.7%*	*7.3%*	*8.4%*		

LionTree

Source: Public company filings, Wall Street research
1) Fiscal years 2017E – 2019E based on Luna estimates
2) Other revenue and cost items not shown

37

Draft Working Materials - Subject to Change Saturn / Luna Historical Exchange Ratio 1.400x Favors Saturn 1.300x 1.224x 1.200x 1.100x 1.106x Exchange 1.000x Ratio Current 1.224x 1-Month Average 1.262x 0.900x 3-Month Average 1.251x 6-Month Average 1.178x 1-Year Average 1.106x Favors 0.800x Luna 0.700x 6/13/2015 10/13/2015 2/13/2016 6/13/2016 Exchange Ratio (Saturn Share Price / Luna Share Price) 1-Year Avg. Source: FactSet 38 Note: Assumes 100% stock transaction

Draft Working Materials - Subject to Change Saturn / Historical Exchange Ratio Source: FactSet 39 Note: Assumes 100% stock transaction

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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